UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ASSOCIATED BANC-CORP

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1098068
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing a 1/40th interest in a share of 6.125% Non-Cumulative Perpetual Preferred Stock, Series C	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-202836

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock”), of Associated Banc-Corp (the “Registrant”) as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series C Preferred Stock to be registered hereunder, is incorporated herein by reference to the descriptions included under the captions “Description of Series C Preferred Stock” and “Description of Depositary Shares,” respectively, in the Prospectus Supplement, dated as of June 1, 2015, as filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of March 17, 2015, included in the Registration Statement on Form S-3 (No. 333-202836) of the Registrant, as filed with the Commission on March 18, 2015. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s quarterly report on Form 10-Q filed May 8, 2006)

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 8.00% Perpetual Preferred Stock, Series B, dated September 12, 2011 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 15, 2011)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 25, 2012)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

3.5	Amended and Restated Bylaws (incorporated by reference to the Company’s quarterly report on Form 10-Q filed on November 1, 2013)

4.1	Form of Deposit Agreement, by and among the Registrant, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015	ASSOCIATED BANC-CORP

	By:	/s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s quarterly report on Form 10-Q filed May 8, 2006)

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 8.00% Perpetual Preferred Stock, Series B, dated September 12, 2011 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 15, 2011)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 25, 2012)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to the Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

3.5	Amended and Restated Bylaws (incorporated by reference to the Company’s quarterly report on Form 10-Q filed on November 1, 2013)

4.1	Form of Deposit Agreement, by and among the Registrant, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 8, 2015)

4